EXHIBIT 99.1
LIONSGATE REPORTS RECORD REVENUES OF $343.5 MILLION
AND NET LOSS OF $56.2 MILLION FOR SECOND QUARTER OF
FISCAL 2008
Company Reports Positive Free Cash Flow of $21.5 Million For The Second Quarter
Santa Monica, CA, and Vancouver, BC, November 9, 2007 -— Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, reported record high quarterly revenues of $343.5 million and a net loss of $56.2 million for its fiscal quarter ended September 30, 2007, the Company announced today. The Company noted that revenue growth was driven by strong theatrical box office results and television production revenue gains in the quarter.
Lionsgate reported basic and diluted net loss per common share of $0.47 on 119.2 million weighted average common shares outstanding. The Company noted that its loss in the quarter was driven by $122.5 million in theatrical marketing spend expensed in the quarter.
“This was a very strong quarter for all of our businesses, most notably our theatrical business, whose positive contributions will be more fully reflected in future quarters,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We were pleased not only with our strong performance at the North American box office, but with our robust library and home entertainment revenues and continued momentum in our television production and international businesses as well. Our record revenues for the quarter show that we’re doing exactly what we should be doing as a growth company.”
The Company’s filmed entertainment backlog of $315.8 million exceeded $300 million for the fifth consecutive quarter.
Overall motion picture revenue for the quarter was $234.4 million. Within this segment, theatrical revenue was $42.4 million. Lionsgate had three consecutive significant theatrical releases in the quarter with War, 3:10 To Yuma and Good Luck, Chuck. The Company’s successful releases continued with Tyler Perry’s Why Did I Get Married? and Saw 4 after the close of the quarter.
Lionsgate’s home entertainment revenue was $122.3 million in the second quarter as several Lionsgate releases, including The Condemned and Delta Farce, significantly overindexed their theatrical box office performance. Other significant DVD releases in the quarter included Bug, continuing sales of Pride, Bratz Kidz: Sleepover Adventure and Dr. Strange, the fourth release in Lionsgate’s direct-to-video partnership with Marvel.
Television revenue included in the motion picture segment was $37.3 million in the second quarter, primarily attributable to several strong theatrical titles with television windows opening recently, including Tyler Perry’s Diary of A Mad Black Woman, Crank, Saw 3 and Employee of The Month.

International revenue was $31.1 million in the second quarter, driven by strong foreign sales and overages of Saw 3, Saw 2 and War as well as strong revenue performances by the Company’s motion pictures and third-party product distributed by Lionsgate U.K., including 3:10 To Yuma, Saw 3, Academy Award ® Best Foreign Language winner The Lives of Others and The Hamiltons.
Television production revenue was $109.1 million in the second quarter, driven by deliveries of episodes of the sixth broadcast season of The Dead Zone (USA), the fourth season of Wildfire (ABC Family), the third season of Weeds (Showtime), the first season of Mad Men (AMC) and domestic series licensing of Tyler Perry’s House of Payne, South Park and other television programming from the Company’s wholly-owned television syndication subsidiary Debmar-Mercury LLC.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2008 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Monday, November 12, 2007. Interested parties may participate live in the conference call by calling 1-800-230-1059 (1-612-234-9959 outside the U.S. and Canada). A full digital replay will be available from Monday afternoon, November 12, through Monday, November 19, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 891844.
Lionsgate is the leading independent filmed entertainment studio, winning the 2006 Best Picture Academy Award ® for Crash, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of nearly 12,000 motion picture titles and television episodes is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
* * * * *
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kelli Easterling
Lionsgate
310-255-4929
keasterling@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2008. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 9, 2007, and Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2007	2007
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$158,865	$51,497
Restricted cash	12,363	4,915
Investments — auction rate securities	30,000	237,379
Investments — equity securities	104	125
Accounts receivable, net of reserve for video returns and allowances of $70,017 (March 31, 2007 - $77,691) and provision for doubtful accounts of $5,757 (March 31, 2007 - $6,345)	209,457	130,496
Investment in films and television programs	633,024	493,140
Property and equipment	14,120	13,095
Goodwill	224,567	187,491
Other assets	52,725	18,957

	$1,335,225	$1,137,095

LIABILITIES
Accounts payable and accrued liabilities	$253,368	$155,617
Participation and residuals	293,622	171,156
Film obligations	211,652	167,884
Subordinated notes and other financing obligations	328,718	325,000
Deferred revenue	92,283	69,548

	1,179,643	889,205

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 120,317,891 and 116,970,280 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	423,841	398,836
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(258,983)	(149,651)
Accumulated other comprehensive income (loss)	1,460	(1,295)

	166,318	247,890
Treasury shares, no par value, 1,169,835 shares at September 30, 2007	(10,736)	—

	155,582	247,890

	$1,335,225	$1,137,095

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(Amounts in thousands, except
	per share amounts)

Revenues	$343,505	$218,169	$542,247	$390,625
Expenses:
Direct operating	182,487	94,723	269,545	163,268
Distribution and marketing	189,012	113,345	324,513	200,391
General and administration	25,869	21,727	52,709	40,960
Depreciation	989	581	1,897	1,125

Total expenses	398,357	230,376	648,664	405,744

Operating loss	(54,852)	(12,207)	(106,417)	(15,119)

Other expenses (income):
Interest expense	4,213	4,904	8,073	9,580
Interest and other income	(2,646)	(2,286)	(6,449)	(4,847)
Gain on sale on equity securities	(2,785)	—	(2,785)	—

Total other expenses (income), net	(1,218)	2,618	(1,161)	4,733

Loss before equity interests and income taxes	(53,634)	(14,825)	(105,256)	(19,852)
Equity interests loss	(1,187)	(435)	(1,994)	(377)

Loss before income taxes	(54,821)	(15,260)	(107,250)	(20,229)
Income tax provision (benefit)	1,393	(868)	2,082	(2,233)

Net loss	$(56,214)	$(14,392)	$(109,332)	$(17,996)

Basic and Diluted Net Loss Per Common Share	$(0.47)	$(0.14)	$(0.93)	$(0.17)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
	(Amounts in thousands)
Operating Activities:
Net loss	$(109,332)	$(17,996)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	1,897	1,125
Amortization of deferred financing costs	1,771	1,957
Amortization of films and television programs	175,619	81,998
Amortization of intangible assets	325	488
Non-cash stock-based compensation	6,677	2,490
Gain on sale of equity securities	(2,711)	—
Equity interests loss	1,994	377
Changes in operating assets and liabilities:
Restricted cash	359	(1,724)
Accounts receivable, net	(81,272)	99,804
Investment in films and television programs	(247,216)	(164,071)
Other assets	(2,736)	5,543
Accounts payable and accrued liabilities	69,164	(34,039)
Unpresented bank drafts	—	(14,772)
Participation and residuals	115,726	(16,075)
Film obligations	(6,846)	43,361
Deferred revenue	18,028	22,316

Net Cash Flows Provided By (Used In) Operating Activities	(58,553)	10,782

Investing Activities:
Purchases of investments — auction rate securities	(207,266)	(296,043)
Proceeds from the sale of investments — auction rate securities	414,641	316,375
Purchases of investments — equity securities	(4,672)	—
Proceeds from the sale of investments — equity securities	23,782	—
Acquisition of Mandate, net of unrestricted cash acquired	(40,850)	—
Acquisition of Debmar, net of unrestricted cash acquired	—	(24,112)
Investment in equity method investees	(6,465)	—
Loan to equity method investee	(3,059)	—
Purchases of property and equipment	(2,385)	(3,537)

Net Cash Flows Provided By (Used In) Investing Activities	173,726	(7,317)

Financing Activities:
Exercise of stock options	745	2,429
Repurchases of common shares	(10,736)	—
Borrowings under financing arrangements	3,718	—

Net Cash Flows Provided By (Used In) Financing Activities	(6,273)	2,429

Net Change In Cash And Cash Equivalents	108,900	5,894
Foreign Exchange Effects on Cash	(1,532)	(110)
Cash and Cash Equivalents — Beginning Of Period	51,497	46,978

Cash and Cash Equivalents — End Of Period	$158,865	$52,762

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS USED IN
OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$21,818	$25,806	$(58,553)	$10,782
Purchases of property and equipment	(368)	(1,706)	(2,385)	(3,537)
Decrease in Unpresented Bank Drafts	—	—	—	14,772

Free Cash Flow, as defined	$21,450	$24,100	$(60,938)	$22,017

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.